UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 3, 2006

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

115 West 7th Street, Suite 1415, Fort Worth, Texas, 76102

(Address of principal executive offices)

(877) 329-8388

Registrant’s telephone number, including area code

Item 4.01.  Changes in Registrant’s Certifying Accountant

On May 3, 2006, MacKay LLP, Chartered Accountants of Vancouver, Canada resigned as Wentworth Energy, Inc.’s principal independent accountants and Hein & Associates LLP, Certified Public Accountants of Dallas, Texas were appointed in their place.

The Company’s decision was based on its need for accountants located nearer the Company’s base of operations in Texas.  The decision to change accountants was approved by the Company’s board of directors, and there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The former accountants’ reports on the financial statements for the years ended December 31, 2004 and December 31, 2005 contained no adverse opinions, disclaimers of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

The former accountants have reviewed the above statements and their response is attached hereto as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2006

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo, CEO

Exhibit 16.1

May 3, 2006

Attention:

Statutory Filings

United States

Securities and Exchange Commission

Washington DC 20549

Dear Sirs:

Re:

Wentworth Energy, Inc.

We were previously the independent registered public accountants for Wentworth Energy, Inc. and, under date of April 13, 2006, we reported on the consolidated financial statements of Wentworth Energy, Inc. and subsidiaries as of and for the periods ended December 31, 2005 and 2004.  On May 3, 2006 our appointment as principal accountants was terminated.  We have read Wentworth Energy, Inc.’s statements included under Item 4.01 of its Form 8-K dated May 2006, and we agree with such statements.

Yours very truly,

/s/ MacKay LLP

Chartered Accountants